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EXHIBIT 10.1 (B)

                                    AMENDMENT
                                       TO
                    RESTATED AND AMENDED SETTLEMENT AGREEMENT


         This Amendment (the "AMENDMENT") to the Restated and Amended Settlement Agreement ("RESTATED SETTLEMENT AGREEMENT") dated March 29, 2000, by and among Telex Communications, Inc. ( "TELEX"), and Altec Lansing Technologies, Inc. ("ALTI"), is entered into effective as of April 28, 2000.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of the Restated Settlement Agreement ALTI and Telex agree to enter into certain agreements and ALTI agrees to make certain payments and certain promissory notes on a date no later than April 30, 2000; and

         WHEREAS, ALTI has advised Telex that it is using its best efforts to locate financing as set forth in Section 4.4 of the Restated Settlement Agreement.; and

         WHEREAS, ALTI has further advised Telex that it believes that it may locate such additional financing on or before May 15, 2000; and

         WHEREAS, Telex is willing to grant to ALTI an additional period of time to locate such financing, in exchange for ALTI's payment by wire transfer (an instruction for which ALTI shall make on the date hereof) of the sum of One Million Eight Hundred Thousand and no/Dollars ($1,800,000), which payment shall be credited against the sums payable under Section 2.2(b) of the Restated Settlement Agreement; and

         WHEREAS, Telex and ALTI each desire to amend the terms of the Restated Settlement Agreement to extend the date by which the "Closing" (as defined in Section 1.2 of the Restated Settlement Agreement) must occur; and

         WHEREAS, in accordance with Section 10.5 of the Restated Settlement Agreement, Telex and ALTI may amend the terms of the Restated Settlement Agreement by a writing signed by both parties; and

         WHEREAS, ALTI has a good faith belief that it will obtain financing from Congress Financial Corporation ("Congress") that will permit it to close the transaction contemplated by the Restated Settlement Agreement on or before May 15, 2000 without the need for Telex to hold any notes referred to in Section
2.2 of the Restated Settlement Agreement.




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         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived, promises and agreements contained herein, and other good and value consideration, the parties hereto agree as follows:

                               A G R E E M E N T:

         1. Amendments.

                  a. Section 1.2 of the Restated Settlement Agreement is hereby amended and restated in its entirety to read as follows:

                           1.2) Effective Date. This Agreement shall become
                  effective upon delivery by ALTI of the wire transfer payment set forth in Section 2.2(b) and the promissory notes described in Sections 2.2(c) and 2.2(d) (the "Effective Date"). In no event shall the Effective Date, which is also hereinafter referred to an the "Closing Date, be a date later than May 15, 2000.

                  b. Section 2.2(a) of the Restated Settlement Agreement is hereby amended and restated in its entirety to read as follows:

                           (a) ALTI has, prior to the Effective Date of this
                  Agreement (as defined below), paid to Telex the aggregate sum of Three Million, Nine Hundred Thirty Seven Thousand, Seven Hundred Twenty Five and 62/100 Dollars ($3,937,725.62).

                  c. Section 2.2(b) of the Restated Settlement Agreement is hereby amended and restated in its entirety to read as follows:

                           (b) The sum of Five Million Sixty Two Thousand Two
                  Hundred Seventy Four and 38/100 ($5,062,264.38) (the "Closing Payment") shall be paid on the Closing Date by wire transfer to the account and using the wire transfer instructions set forth in Exhibit 2.2(b)(i); provided, however, that in the event ALTI is unable to obtain the additional financing described in Section 4.4 below, Five Million and no/00 Dollars ($5,000,000) of the Closing Payment shall be paid by ALTI by delivering to Telex a promissory note in the form of Exhibit
                  2.2 b (ii) (the "Prior Note").

                  d. Exhibit 2.2(c) to the Restated Settlement Agreement is hereby amended by replacing the following paragraph (a) in its entirety:

                           The Borrower shall pay the principal amount of this
                  Note in full, with accrued interest, in twelve consecutive quarterly installments, commencing on the earlier of the date hereof or April 30, 2000, with the second installment due and payable June 30, 2000, and continuing



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                  quarterly thereafter through and including December 31, 2002.
                  The amount of each quarterly payment shall be equal to the accrued interest on the unpaid principal balance, plus a sum equal to $250,000, subject to the provisions of subsection (b) below.

          With the following paragraph:

                           The Borrower shall pay the principal amount of this
                  Note in full, with accrued interest, in twelve consecutive quarterly installments, commencing on the earlier of the date hereof or May 15, 2000, with the second installment due and payable June 30, 2000, and continuing quarterly thereafter through and including December 31, 2002. The amount of each quarterly payment shall be equal to the accrued interest on the unpaid principal balance, plus a sum equal to $250,000, subject to the provisions of subsection (b) below.

         2. ALTI shall promptly notify Telex if, and in the event that, ALTI learns that its application for financing from Congress has been denied. The parties agree to use their best efforts to cause the Closing Date to occur within three (3) business days following such a denial.

         3. Construction. All references in any other ancillary agreements or otherwise to the Restated Settlement Agreement shall be deemed to refer to the Restated Settlement Agreement as amended by this Amendment. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment will have the meanings ascribed to them in the Restated Settlement Agreement. In the event of a conflict between the respective provisions of the Restated Settlement Agreement and this Amendment, the terms of this Amendment shall control.

         4. Effect of Amendment. Except as specifically amended by the terms of this Amendment, the terms and conditions of the Restated Settlement Agreement shall remain in full force and effect for all purposes, and Telex and ALTI hereby ratify and confirm the terms and conditions of the Restated Settlement Agreement, as amended pursuant to this Amendment

         5. Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.


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         IN WITNESS WHEREOF, Telex and ALTI have caused this Amendment to be executed by their respective duly authorized officers effective as of the date first above written.


                                             TELEX COMMUNICATIONS, INC.
                                             ("TELEX")



                                             By:  /s/ Scott Myers
                                                -------------------------------


                                             ALTEC LANSING TECHNOLOGIES, INC.
                                             ("ALTI")



                                             By:  /s/ Edward Anchel
                                                -------------------------------



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